SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest even reported): July 2, 1998 (June 20, 1998)


                         MILLER   DIVERSIFIED   CORPORATION   (Exact   Name   of
             Registrant as specified in its charter.)



    Nevada                          0-19001                         84-1070932
    ------                          -------                         ----------

(State or other                  (Commission                       (IRS Employer
jurisdictions of                 file number)                      I.D. No.)



23360 Weld County Road, #35, LaSalle, Colorado                         80645
----------------------------------------------                         -----
(address of principal executive offices)                            (zip code)


(970) 284-5556
--------------
(Registrants's telephone number,
including area code)

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

     On June 22, 1998 the Registrant entered into an Agreement and Plan of Exchange (the "Agreement") with Miller Feed Lots, Inc. ("MFL") whereby Registrant will issue up to 15,000,000 shares of its common stock to the shareholders of MFL and MFL will become a wholly owned subsidiary of Registrant.

     Closing of the transaction is subject to shareholder approval of Registrant. A proxy statement describing the Agreement is expected to be filed within the next 30 days and a special meeting of shareholders of Registrant to consider the transaction will be held shortly after the commission has reviewed the proxy statement.

     Miller Feed Lots, Inc. is in the cattle feeding business in LaSalle, Colorado. It is owned by James E. Miller and Norman M. Dean. MFL is currently leasing its feed lot and related assets to the Registrant and receives annual lease payments from Registrant in the annual minimum amount of $129,000. The long term lease in effect between Registrant and MFL expires February 1, 2016. The feedlot has a capacity of 20,000 head of cattle. The Registrant currently has an option to buy the feedlot from MFL for $1,300,000. Registrant intends to continue to use the assets of MFL in its cattle feeding operations in the same manner that it has done so in the past.

     The principle used by the Registrant in assessing the number of shares of its common stock it would issue in connection with the exchange was the market value of Registrant's common stock. Such stock is treaded over the OTC Bulletin Board and had a market price, as of June 20, 1998 (the date the Exchange Agreement was executed) of $.10. For purposes of the exchange, the total value of the shares to be issued by Registrant, based upon its current market price, would be $1,500,000. In valuing MFL, Registrant gave consideration to the depreciated value of MFL's assets, its outstanding liabilities, its value as a going concern, and the efficiencies to be realized by Registrant if it were to acquire MFL. These efficiencies included the elimination of long term lease commitments with MFL, as well as efficiencies to be realized by Registrant as a larger cattle feeding enterprise.

     MFL is owned jointly by Mr. James E. Miller and Mr. Norman M. Dean. Mr. Miller is also Chief Executive Officer and a Director of the Registrant. Mr. Dean is also the Chairman of the Board of Directors of Registrant. Mr. Dean and Mr. Miller also control 2,266,168 shares of Registrant's common stock, or approximately 35.6% of Registrant's issued and outstanding common stock. The agreed upon exchange rate between Registrant and MFL cannot be considered to be arm's length because of the positions held by Mr. Miller and Mr. Dean in Registrant.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

     (a) Financial Statements
         --------------------

          Financial statements of business acquired will be provided within 60 days hereof pursuant to an amendment to this Form 8-K.

     (b) Proforma Financial Statements
         -----------------------------

          Pro forma financial information will be provided within 60 days hereof pursuant to an amendment to this Form 8-K.

     (c) Exhibits
         --------

          10.1 Exchange Agreement and Plan of Exchange.


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.


                                          MILLER DIVERSIFIED CORPORATION
                                                    (Registrant)


                                          By: /s/ James E. Miller
                                             -----------------------------------
                                             James E. Miller
                                             President


Dated: July 2, 1998